As filed with the Securities and Exchange Commission on June 30, 2025

Registration No. 333-288225

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORAGENICS, INC.

(Exact name of registrant as specified in its charter)

Florida	59-3410522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1990 Main Street, Suite 750

Sarasota, Florida 34236

(813) 286-7900

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Janet Huffman, Chief Executive Officer and Chief Financial Officer

Oragenics, Inc.

1990 Main Street, Suite 750

Sarasota, Florida 34236

(813) 286-7900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Mark A. Catchur, Esq. Julio C. Esquivel, Esq. Shumaker, Loop & Kendrick, LLP 101 East Kennedy Boulevard Suite 2800 Tampa, Florida 33602 Telephone: (813) 229-7600 Facsimile: (813) 229-1660	Ralph V. DeMartino, Esq. Marc Rivera, Esq. ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 Telephone: (202) 350-3643 Facsimile: (202) 857-6395

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1 of Oragenics, Inc. (File No. ) (the “Registration Statement”) is being filed as an exhibit-only filing to file a form of Securities Purchase Agreement to the exhibits and exhibit index. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement (the Exhibit Index), the form of Securities Purchase Agreement (filed herewith as Exhibit 10.27) and the signature page to the Registration Statement. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibit Index

		Incorporated by Reference
Exhibit number	Exhibit description	Form	File no.	Exhibit	Filing date	Filed herewith

1.1	Form of Placement Agent Agreement	S-1	333-288225	1.1	6/23/25

3.1	Amended and Restated Articles of Incorporation as amended prior to December 29, 2017 (including certificates of designation of Series A, B and C Preferred Stock).	8-K	001-32188	3.1	12/29/17

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation dated effective December 29, 2017.	8-K	001-32188	3.2	12/29/17

3.3	Articles of Amendment to Amended and Restated Articles of Incorporation effective January 19, 2018.	8-K	001-32188	3.1	1/19/18

3.4	Articles of Amendment to Amended and Restated Articles of Incorporation.	8-K	001-32188	3.4	6/26/18

3.5	Articles of Amendment to Amended and Restated Articles of Incorporation	8-K	001-32188	3.5	2/28/22

3.6	Articles of Amendment to Amended and Restated Articles of Incorporation	8-K	001-32188	3.1	1/23/23

3.7	Amendment to Articles of Incorporation for Certificate of Designation of Series F Convertible Preferred Stock	8-K	001-32188	3.1	12/8/23

3.8	Amendment to Articles of Incorporation to Increase Common Stock	8-K	001-32188	3.1	12/15/23

3.9	Amendment to Articles of Incorporation to Effectuate Reverse stock Split	8-K	001-32188	3.1	5/28/25

3.10	Form of Certificate of Designation of Preferences, Rights and Designations of Series H Convertible Preferred Stock	S-1	333-288225	3.10	6/23/25

3.11	Bylaws	SB-2	333-100568	3.2	10/16/02

3.12	First Amendment to Bylaws	8-K	001-32188	3.1	6/9/10

3.13	Second Amendment to Bylaws	8-K	001-32188	3.1	8/24/10

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3.14	Third Amendment to Bylaws	8-K	001-32188	3.9	2/28/22

4.1	Specimen Stock Certificate	8-K	001-32188	4.1	1/23/23

4.2	Form of Common Stock Warrant	8-K	001-32118	4.1	11/9/17

4.3	Form of Warrant to purchase shares of Common Stock.	S-1/A	333-224950	4.2	7/9/18

4.4	Warrant Agency Agreement	8-K	001-32188	4.2	7/17/18

4.5	Warrant dated May 1, 2020	8-K	001-32188	4.1	5/4/20

4.6	Form of Placement Agent Warrant.	8-K	001-32188	4.1	6/26/24

4.7	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934	10-K	001-32188	4.8	3/29/24

4.8	Form of Series H Warrant	S-1	333-288225	4.8	6/23/25

4.9	Form of Warrant Agent Agreement	S-1	333-288225	4.9	6/23/25

5.1	Opinion of Shumaker, Loop & Kendrick, LLP	S-1	333-288225	5.1	6/23/25

10.1	Non-exclusive intellectual property and biological materials license agreement with the National Institute of Allergy and Infectious Diseases, an institute within the National Institutes of Health.*	10-Q	001-32188	10.2	8/14/20

10.2	National Research Council (NRC) Canada Technology License Agreement (dated July 26, 2021) and Amendment One (dated September 2, 2021).*	10-Q	001-32188	10.0	11/15/21

10.3	NRC Technology License Amendment 2	10-K	001-32188	10.6	3/24/22

10.4	NRC Technology License Amendment 3	10-K	001-32188	10.7	3/24/22

10.5	2012 Equity Incentive Plan. +	8-K	001-32188	4.1	10/25/12

10.6	First Amendment to 2012 Equity Incentive Plan. +	8-K	001-32188	4.2	5/5/17

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10.7	Second Amendment to 2012 Equity Incentive Plan. +	8-K	001-32188	4.3	12/29/17

10.8	Third Amendment to 2012 Equity Incentive Plan. +	8-K	001-32188	4.4	6/26/18

10.9	Fourth Amendment to 2012 Equity Incentive Plan. +	8-K	001-32188	4.5	6/21/19

10.10	Form of Employee Stock Option Agreement. +	10-K	001-32188	10.26	3/26/13

10.11	Form of Consultant Stock Option Agreement. +	10-K	001-32188	10.27	3/26/13

10.12	Form of Notice of Grant of Stock Options and Stock Option Award Agreement (Employee). +	8-K	001-32188	10.1	3/18/15

10.13	Form of Notice of Grant of Stock Options and Stock Option Award Agreement (Directors). +	10-K	001-32188	10.23	3/4/20

10.14	Form of Director Restricted Stock Award Agreement. +	8-K	001-32188	10.3	3/18/15

10.17	2021 Equity Incentive Plan+	8-K	001-32188	10.1	2/28/22

10.18	First Amendment to 2021 Equity Incentive Plan	8-K	001-32188	4.2	12/15/23

10.19	Second Amendment to 2021 Equity Incentive Plan	8-K	001-32188	4.3	12/13/24

10.20	Form Stock Option Award Agreement (Directors)+	8-K	001-32188	10.2	2/28/22

10.21	Form Stock Option Award Agreement (Employees)+	8-K	001-32188	10.3	2/28/22

10.22	Form Stock Option Award Agreement (Consultants)+	8-K	001-32188	10.4	2/28/22

10.25	At-the-Market Sales Agreement between the Company and Dawson James Securities dated October 11, 2024	8-K	001-32188	1.1	10/15/24

10.26	Janet Huffman Employment Agreement	8-K	001-32188	10.1	5/2/25

10.27	Form of Securities Purchase Agreement					X

21.1	Subsidiaries of Registrant	10-K	001-32188	21.1	3/24/22

23.1	Consent of Cherry Bekaert LLP, an Independent Public Accounting Firm					X

23.2	Consent of Shumaker, Loop & Kendrick, LLP (included in Exhibit 5.1)	S-1	333-288225	23.2	6/23/25

24.1	Powers of Attorney (included on signature page).	S-1	333-288225	24.1	6/23/25

107	Filing Fee Table	S-1	333-288225	107	6/23/25

*	Confidential treatment has been granted as to certain portions of this exhibit pursuant to Rule 406 of the Securities Act of 1933, as amended, or Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

+	Executive management contract or compensatory plan or arrangement.

**	Furnished herewith and not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sarasota, State of Florida on June 30, 2025.

ORAGENICS, INC.

By:	/s/ Janet Huffman
Janet Huffman
President, Chief Executive (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated and on June 30, 2025.

Signature	Title

/s/ Janet Huffman	President Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer)
Janet Huffman

*
Charles L. Pope	Executive Chairman and Director

*
Robert C. Koski	Director

*
Frederick W. Telling	Director

*
Alan W. Dunton	Director

*
John Gandolfo	Director

By:	/s/ Janet Huffman
Janet Huffman
Attorney-in-Fact

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